UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PDL COMMUNITY BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed: N/A

April 13, 2018

Dear Fellow Stockholder:

We cordially invite you to attend the 2018 Annual Meeting of Stockholders of PDL Community Bancorp. The Annual Meeting will be held at our administrative office located at 2244 Westchester Avenue, Bronx, New York 10462 on May 10, 2018, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of PDL Community Bancorp. Also enclosed for your review is our Annual Report for the year ended December 31, 2017, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2018. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of PDL Community Bancorp and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, please carefully read the proxy statement and other proxy materials and sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. You may also authorize your proxy via the internet by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own.

We make proxy materials available to our stockholders on the internet. Our Proxy Statement and 2017 Annual Report are available at www.proxydocs.com/PDLB. You also may authorize your proxy via the internet by following the instructions on that website. In order to authorize your proxy via the internet you must have the shareholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials.

Sincerely,

Carlos P. Naudon
President and Chief Executive Officer

PDL Community Bancorp

2244 Westchester Avenue

Bronx, New York 10462

(718) 931-9000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 10, 2018

Notice is hereby given that the 2018 Annual Meeting of Stockholders of PDL Community Bancorp will be held at our administrative office located at 2244 Westchester Avenue, Bronx, New York 10462 on May 10, 2018 at 10:00 a.m., local time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed and are also available at www.proxydocs.com/PDLB. The annual meeting is for the purpose of considering and acting upon:

1.    the election of two directors;

2.    the ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2018; and

such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on March 23, 2018 are the stockholders entitled to vote at the annual meeting, and any adjournments or postponements thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF PDL COMMUNITY BANCORP A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY,

By Order of the Board of Directors

Steven A. Tsavaris
Executive Chairman

Bronx, New York
April 13, 2018

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND PDL COMMUNITY BANCORP’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2017 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE EACH AVAILABLE ON THE INTERNET AT www.proxydocs.com/PDLB.

PROXY STATEMENT

PDL Community Bancorp

2244 Westchester Avenue

Bronx, New York 10462

(718) 931-9000

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PDL Community Bancorp to be used at the Annual Meeting of Stockholders, which will be held at our administrative office located at 2244 Westchester Avenue, Bronx, New York on May 10, 2018, at 10:00 a.m., local time, and all adjournments or postponements of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 13, 2018.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revolved, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of PDL Community Bancorp will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of PDL Community Bancorp at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Frank Perez, Executive Vice President and Chief Financial Officer, at (718) 931-9000.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of PDL Community Bancorp’s shares of common stock, par value $0.01 per share, as of the close of business on March 23, 2018 are entitled to one vote for each share then held. As of March 23, 2018, there were 18,463,028 shares of common stock issued and outstanding.

PDL Community Bancorp’s Charter provides that, for a period of five years from the closing of PDL Community Bancorp’s stock offering, completed on September 29, 2017, no person or entity, other than Ponce Bank Mutual Holding Company, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of PDL Community Bancorp held by persons other than Ponce Bank Mutual Holding Company, and that any shares acquired in excess of this limit will not be entitled to be voted and will not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 23, 2018, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 2244 Westchester Avenue, Bronx, New York 10462.

Persons Owning Greater than 5%	Shares of Common Stock Beneficially Owned as of the Record Date (1)		Percent of Shares of Common Stock Outstanding (2)
Ponce Bank Mutual Holding Company 2244 Westchester Avenue Bronx, New York 10462	9,545,388		51.7%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,259,490	(3)	6.8

Directors
James C. Demetriou	30,000	(4)	*
William Feldman	30,000	(5)	*
Julio Gurman	30,000	(6)	*
Nick R. Lugo	50,000	(7)	*
Carlos P. Naudon	19,637	(8)	*
Manuel A. Romero	200	(9)	*
Steven A. Tsavaris	50,000	(10)	*

Executive Officers who are not Directors
Frank Perez	0		*

All directors and executive officers as a group (8 persons)	209,837		1.1%

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he, she or it has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from March 23, 2018. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of PDL Community Bancorp common stock.
(2)	Based on a total of 18,463,028 shares of common stock outstanding as of March 23, 2018.
(3)	Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2018.
(4)	Shares are held jointly by Mr. Demetriou and his wife.
(5)	Includes 2,263 shares owned directly by Mr. Feldman, 5,605 shares owned directly by Mr. Feldman’s wife, 12,737 shares held in an individual retirement account for the benefit of Mr. Feldman, and 9,395 shares held in an individual retirement account for the benefit of Mr. Feldman’s wife.
(6)	All shares are owned by the Gurman Living Trust.
(7)	Includes 20,000 shares owned directly by Mr. Lugo’s wife.
(8)	All shares are held in an individual retirement account for the benefit of Mr. Naudon.
(9)	Includes 100 shares held in an individual retirement account for the benefit of Mr. Romero.
(10)	Includes 20,000 shares owned directly by Mr. Tsavaris’ wife.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. However, if Ponce Bank Mutual Holding Company, our majority stockholder, is present at the annual meeting, a quorum would be assured.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2018, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the annual meeting and entitled to vote on the matter, without regard to proxies marked ABSTAIN. Broker non-votes will have the same effect as a vote against this proposal.

Management anticipates that Ponce Bank Mutual Holding Company, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Ponce Bank Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposal would be assured. Further, the Ponce De Leon Foundation (the “Foundation”) is required by the terms of its governing documents to vote all shares held of PDL Community Bancorp (609,279) in the same proportion as shares are voted by the other stockholders.

Participants in the Ponce Bank Employee Stock Ownership Plan

If you participate in the Ponce Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated or deemed allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is May 3, 2018 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on May 3, 2018.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Two directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated James C. Demetriou and Nick R. Lugo to serve as directors for three-year terms. Each nominee is currently a director of PDL Community Bancorp.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and an executive officer who is not a director, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2017, and number of years of service as a director includes service with Ponce De Leon Federal Bank.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of PDL Community Bancorp is also a director of Ponce Bank and Ponce Bank Mutual Holding Company.

Directors

The nominees for director are:

James C. Demetriou.    Mr. Demetriou, age 71, has served as a director since 2009. Mr. Demetriou is also a member of the Board of Directors of the Foundation. The Foundation was established as part of the reorganization of Ponce De Leon Federal Bank into Ponce Bank Mutual Holding Company and is a private charitable foundation under Section 501 (c)(3) of the Internal Revenue Code. The Foundation is intended to further PDL Community Bancorp’s and Ponce Bank’s commitment to charitable causes in our local communities. Mr. Demetriou is the President and Chief Executive Officer of First Management Corp., a property management company located in Astoria, New York, established in 1985 and which has a portfolio of over 130 residential, cooperative, condominium and commercial buildings. Mr. Demetriou is also a partner in the accounting firm, J. Demetriou & Co., established in 1970. In addition, Mr. Demetriou has been a New York licensed real estate broker and sponsoring broker of Archway Realty, Inc., in Astoria, New York since 1985. Furthermore, Mr. Demetriou is the President and Founder of Foxx Capital Funding, Inc. a New York licensed mortgage broker established in 1999.

Nick R. Lugo.    Mr. Lugo, age 75, has served as a director since 1999 and serves as Vice Chairman of the Board of Directors of PDL Community Bancorp, Ponce Bank and Ponce Bank Mutual Holding Company. Mr. Lugo is a member of the Board of Directors of the Foundation. Mr. Lugo is an investor in real estate properties located in the New York area and holds these investments in several limited liability companies. Mr. Lugo is also President of Nick Lugo Travel Corp., which he founded in 1980. In addition, Mr. Lugo is also the owner and publisher of LaVoz Hispana, a weekly newspaper. Mr. Lugo also founded in 2006 the New York City Hispanic Chamber of Commerce and serves as its Chairman and President. Mr. Lugo is a Director of the Southern Boulevard Business Improvement District.

The following directors of PDL Community Bancorp have terms expiring in 2019:

Julio Gurman.    Mr. Gurman, age 81, has served as a director since 1994. Mr. Gurman is an investor in and manager of commercial and residential real estate properties in the New York metropolitan area. Mr. Gurman is a co-investor/manager of the same 13 properties as Mr. Feldman.

Carlos P. Naudon.    Mr. Naudon, age 67, has served as director since 2014. Mr. Naudon served as President and Chief Operating Officer of Ponce De Leon Federal Bank beginning in 2015 and presently serves as President and Chief Operating Officer of Ponce Bank. No later than September 29, 2018, Mr. Naudon will become President and Chief Executive Officer of Ponce Bank. Mr. Naudon is President and Chief Executive Officer of PDL Community Bancorp and President and Chief Operating Officer of Ponce Bank Mutual Holding Company. Mr. Naudon is a member of the Board of Directors of the Foundation. Prior to becoming President of Ponce De Leon Federal Bank, Mr. Naudon served as a consultant and compliance counsel to Ponce De Leon Federal Bank. Mr. Naudon owns Banking Spectrum, Inc., now a banking publishing company, formerly a bank consulting company. Until 2015, Mr. Naudon was a partner in the law firm of Allister & Naudon. Both of the foregoing firms were established in 1984 to provide services to banking institutions. Mr. Naudon became Of Counsel to the law firm Cullen & Dykman in 2015. Mr. Naudon has also previously served in many board positions at other companies. Before retiring from his consulting and law firms in 2015, Mr. Naudon was a frequent lecturer and speaker on banking issues, corporate governance, quality assurance and performance incentives. Mr. Naudon has current and previous service in various healthcare and community organizations and serves as Chairman of the Board of the Brooklyn Hospital Center. Mr. Naudon is a member of the New York State Bar Association, the New York City Hispanic Chamber of Commerce and other professional associations.

Manuel A. Romero.    Mr. Romero, age 60, has served as a director since 2015. Mr. Romero is President of Manuel A. Romero, P.C., a professional corporation specializing in personal injury law matters. Mr. Romero is the head trial lawyer at the law firm and has served in that capacity for over 29 years. Mr. Romero is a past member of the Finance Committee of the New York State Bar Association and teaches trial techniques at Cornell Law School on behalf of the Trial Academy of the New York State Bar Association.

The following directors of PDL Community Bancorp have terms expiring in 2020:

William Feldman.    Mr. Feldman, age 75, has served as a director since 1993. Mr. Feldman is a member of the Board of Directors of the Foundation. Mr. Feldman has been investing in and managing commercial and residential real estate properties in the New York metropolitan area for over 30 years. At the present time, Mr. Feldman is managing 13 properties, with ownership interests varying between 12.5% to 50.0%, held by The Feldman Living Trust. Mr. Feldman is also President of the Southern Boulevard Business Improvement District, a not-for-profit entity whose mission is to increase the economic growth and stability of the Southern Boulevard shopping area. Prior to 2013, Mr. Feldman owned several men’s clothing stores.

Steven A. Tsavaris.    Mr. Tsavaris, age 68, has served as a director since 1990. In 2013, Mr. Tsavaris became Chairman of the Board and Chief Executive Officer of Ponce De Leon Federal Bank and currently holds those positions with Ponce Bank. No later than September 29, 2018, Mr. Tsavaris will relinquish the position of Chief Executive Officer and become Executive Chairman, a salaried officer, of Ponce Bank. Mr. Tsavaris is Chairman of the Board and Chief Executive Officer of Ponce Bank Mutual Holding Company and Executive Chairman, a salaried officer, of PDL Community Bancorp. Mr. Tsavaris joined Ponce De Leon Federal Bank as an Executive Vice President in 1995, became President in 1999, and was made Chief Executive Officer in 2011. Mr. Tsavaris is a member of the Board of Directors of the Foundation.

Executive Officer Who is Not a Director

Frank Perez, age 50, was appointed Executive Vice President and Chief Financial Officer of Ponce De Leon Federal Bank in January 2017. Mr. Perez is Executive Vice President and Chief Financial Officer of PDL

Community Bancorp, Ponce Bank and Ponce Bank Mutual Holding Company. Mr. Perez is a certified public accountant and has over 20 years of experience in the banking industry. Until recently, Mr. Perez was the sole employee of Tennessee Commerce Bancorp, Inc., Franklin, Tennessee, a former bank holding company in the process of winding down its residual operations. Prior to joining Ponce De Leon Federal Bank, Mr. Perez was, from January 2015 until July 2016, Executive Vice President and Chief Financial Officer of First Volunteer Bank, Chattanooga, Tennessee, a privately held bank. From May 2012 until January 2015, Mr. Perez was the Executive Vice President and Chief Financial Officer of First Financial Service Corporation, the bank holding company for First Federal Savings Bank of Elizabethtown, Elizabethtown, Kentucky.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Steven A. Tsavaris, Executive Chairman, and Carlos P. Naudon, President and Chief Executive Officer, is “independent” as defined in the listing standards of the Nasdaq Stock Market (“Nasdaq”). Mr. Tsavaris and Mr. Naudon are not considered independent because they are executive officers as well as directors. In determining the independence of our directors, the Board of Directors considered relationships between PDL Community Bancorp and its subsidiaries and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at Ponce Bank. In addition, we utilize the services of Foxx Capital Funding, Inc., an independent mortgage broker, for certain real estate transactions, of which Director James C. Demetriou is President. We paid Foxx Capital Funding, Inc. commissions of $78,000 for the year ended December 31, 2017. For the year ended December 31, 2017, we paid Banking Spectrum, Inc., a company owned by Mr. Naudon, $6,750. Mr. Naudon is Of Counsel to the law firm of Cullen and Dykman LLP and we paid such law firm approximately $23,000 in fees during the year ended December 31, 2017; Mr. Naudon disclaims any pecuniary interest in such fees.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Executive Chairman, Steven A. Tsavaris, who is not an independent director and neither is he the principal executive officer. In the opinion of the Board of Directors, Mr. Tsavaris’ position as Executive Chairman does not deter from the independent directors oversight of PDL Community Bancorp and Ponce Bank and the active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	appointment of an independent director as Vice Chairman of the Board and lead director;

•	requirement that a majority of the members of the Board of Directors be independent;

•	annual performance evaluations of the Executive Chairman and the President and Chief Executive Officer by the independent directors;

•	policies regarding the composition, responsibilities and operation of our Board of Directors;

•	the establishment and operation of board committees, including audit, nomination, and compensation committees;

•	convening executive sessions of independent directors; and

•	policies regarding our Board of Directors’ interaction with management and third parties.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect PDL Community Bancorp. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within PDL Community Bancorp. Risks relating to the direct operations of Ponce Bank are further overseen by the Board of Directors of Ponce Bank, which consists of the same individuals who serve on the Board of Directors of PDL Community Bancorp. The Board of Directors of Ponce Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of PDL Community Bancorp and Ponce Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2017, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Business Conduct and Ethics

PDL Community Bancorp has adopted a Code of Business Conduct and Ethics that applies to all directors and employees of PDL Community Bancorp. The Code of Business Conduct and Ethics addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Business Conduct and Ethics is available on our website at www.poncebank.com.

Attendance at Annual Meetings of Stockholders

PDL Community Bancorp does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. The 2018 Annual Meeting of Stockholders is the first annual meeting of stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: PDL Community Bancorp, 2244 Westchester Avenue, Bronx, New York 10462, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about PDL Community Bancorp or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of PDL Community Bancorp is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq) meet in executive sessions. The standing committees of the Board of Directors of PDL Community Bancorp are the Audit Committee, the Compensation Committee, the Nomination Committee and the Executive Committee. For purposes of the number of meetings held by the Board of Directors and the committees thereof during the year ended December 31, 2017, the numbers are inclusive of the meetings held between January 1, 2017 and September 29, 2017 by the Board of Ponce De Leon Federal Bank and the meetings held between September 29, 2017 and December 31, 2017 by the Board of PDL Community Bancorp.

The Board of Directors held 12 regular meetings and three special meetings during the year ended December 31, 2017. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee.    The Audit Committee is comprised of Directors Demetriou, Feldman, Gurman, Lugo and Romero, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Mr. Demetriou serves as chair of the Audit Committee. The Board of Directors has determined that Director Demetriou qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.poncebank.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of PDL Community Bancorp and monitors adherence in accounting and financial reporting to generally accepted accounting principles of the United States of America (“GAAP”). The Audit Committee met 13 times during the year ended December 31, 2017.

Compensation Committee.    The Compensation Committee is comprised of Directors Demetriou, Feldman, Gurman, Lugo and Romero. Mr. Feldman serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of PDL Community Bancorp or Ponce Bank. The Compensation Committee met two times during the year ended December 31, 2017.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Executive Chairman, President and Chief Executive Officer and other executive officers, to oversee PDL Community Bancorp’s compensation and incentive plans, policies and programs, and to oversee PDL Community Bancorp’s management development and succession plans for executive officers. PDL Community Bancorp’s Executive Chairman and President and Chief Executive Officer will not be present during any committee deliberations or voting with respect to their compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Compensation Committee operates under a written charter which is available on our website at www.poncebank.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of PDL Community Bancorp, and a peer group analysis of compensation paid at institutions with a similar structure, history, size and complexity. The Compensation Committee also considers the recommendations of the President and Chief Executive Officer with respect to the compensation of executive officers other than the President and Chief Executive Officer.

Nomination Committee.    The Nomination Committee is comprised of all directors except those whose terms are expiring and are eligible for re-nomination at the next annual meeting. For purposes of 2018 Annual Meeting, directors Demetriou and Lugo were not members of the Nomination Committee. The Executive Chairman, Mr. Tsavaris serves as chair of the Nomination Committee unless his term expires and he is eligible for re-nomination, in which case, the President and Chief Executive Officer, Mr. Naudon, serves as chair of the Nomination Committee. It is the responsibility of the Nomination Committee to identify, evaluate, recruit and select qualified directors. The Nomination Committee met once during the year ended December 31, 2017.

The Nomination Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nomination Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. PDL Community Bancorp is the holding company for a community bank, as such the Nomination Committee also seeks directors who can continue to strengthen Ponce Bank’s position in its community and can assist Ponce Bank with business development through business and other community contacts.

The Nomination Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	Contribution to Board — PDL Community Bancorp endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Nomination Committee will assess the extent to which the candidate has contributed, or would contribute, to the range of talent, skill and expertise appropriate for the Board of Directors. The Nomination Committee will also take into consideration the number of public company boards of directors, other than PDL Community Bancorp’s, and committees thereof, on which the candidate serves. The Nomination Committee will consider carefully the time commitments of any candidate who would concurrently serve on the board of directors of another public company other than PDL Community Bancorp.

•	Experience — PDL Community Bancorp is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of PDL Community Bancorp’s business, the Nomination Committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•	Familiarity with and Participation in Local Community — PDL Community Bancorp is a community-orientated organization that serves the needs of local consumers and businesses. Further, Ponce Bank is designated as a Minority Depository Institution under applicable regulations. In connection with the local character of PDL Community Bancorp’s business, the Nomination Committee will consider a candidate’s familiarity with PDL Community Bancorp’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in PDL Community Bancorp’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•	Integrity — Due to the nature of the financial services provided by PDL Community Bancorp and its subsidiaries, PDL Community Bancorp is in a special position of trust with respect to its customers.

Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Nomination Committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under PDL Community Bancorp’s Bylaws.

•	Stockholder Interests and Dedication — A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of PDL Community Bancorp and its stockholders. In connection with such obligation, the Nomination Committee will consider a candidate’s ability to represent the best long-term interests of PDL Community Bancorp and its stockholders, including past service with PDL Community Bancorp, Ponce Bank or Ponce De Leon Federal Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•	Independence —The Nomination Committee will consider the absence or presence of material relationships between a candidate and PDL Community Bancorp (including those set forth in applicable Nasdaq listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Nomination Committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable Nasdaq listing standards). If PDL Community Bancorp should adopt independence standards other than those set forth in the Nasdaq listing standards, the Nomination Committee will consider the candidate’s potential independence under such other standards.

•	Gender and Ethnic Diversity — PDL Community Bancorp understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•	Additional Factors — The Nomination Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of PDL Community Bancorp’s stockholders, employees, customers and communities. The Nomination Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Nomination Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to PDL Community Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nomination Committee decides not to re-nominate a member for re-election, the Nomination Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2017 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nomination Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 2244

Westchester Avenue, Bronx, New York 10462. The Nomination Committee has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to PDL Community Bancorp’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nomination Committee;

•	The name and address of the stockholder as they appear on PDL Community Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of PDL Community Bancorp’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on PDL Community Bancorp’s Board of Directors; and

•	Such other information regarding the candidate or the stockholder as would be required to be included in PDL Community Bancorp’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, a stockholder’s recommendation of a candidate for director must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders.

Recommendations that are received and that satisfy the above requirements are forwarded to the Nomination Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendation of a candidate for director by a stockholder pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to formal nominations, and any such formal nomination must comply with applicable law and provisions of the Bylaws of PDL Community Bancorp. See “Stockholder Proposals and Nominations.”

Executive Committee.    The Executive Committee is comprised of Directors Feldman, Naudon and Tsavaris. Mr. Tsavaris serves as chair of the Executive Committee. The Executive Committee did not meet during the year ended December 31, 2017. As more fully described in the Executive Committee charter, the Executive Committee is empowered to carry out the responsibility of the Board of Directors between board meetings and as otherwise set forth in its charter.

Audit Committee Report

PDL Community Bancorp’s management is responsible for PDL Community Bancorp’s internal controls and financial reporting process. PDL Community Bancorp’s independent registered public accounting firm is responsible for performing an independent audit of PDL Community Bancorp’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with GAAP. The Audit Committee oversees PDL Community Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that PDL Community Bancorp’s consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, which include matters related to the conduct of the audit of PDL Community Bancorp’s consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from PDL Community Bancorp and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with PDL Community Bancorp’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of PDL Community Bancorp’s internal controls, and the overall quality of PDL Community Bancorp’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of PDL Community Bancorp’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of PDL Community Bancorp’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that PDL Community Bancorp’s consolidated financial statements are presented in accordance with GAAP, that the audit of PDL Community Bancorp’s consolidated financial statements has been carried out in accordance with GAAP or that PDL Community Bancorp’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in PDL Community Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of PDL Community Bancorp’s independent registered public accounting firm for the year ending December 31, 2018.

Audit Committee of the Board of Directors

of

PDL Community Bancorp

James C. Demetriou

William Feldman

Julio Gurman

Nick R. Lugo

Manuel A. Romero

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Ponce Bank, to their executive officers and directors in compliance with federal banking regulations.

Ponce Bank currently has outstanding mortgage loans, either directly or indirectly, to directors Demetriou, Feldman, Gurman, Lugo and Naudon. All loans to directors and executive officers are made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Ponce Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features. Since January 1, 2015, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Executive Compensation

The table below summarizes the total compensation paid to or earned by our Executive Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer for the years ended December 31, 2017 and 2016. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($) (1)	All other Compensation ($) (2)	Total ($)
Steven A. Tsavaris, Executive Chairman	2017 2016	660,000 600,000	175,000 125,000	65,770 100,777	900,770 825,777
Carlos P. Naudon, President and Chief Executive Officer	2017 2016	600,000 550,000	175,000 125,000	125,730 149,077	892,630 824,077
Frank Perez, Executive Vice President and Chief Financial Officer	2017	190,000	35,000	13,214	238,214
Mario Pastorino, Executive Vice President and Chief Financial Officer (3)	2016	192,000	15,000	23,431	230,431

Name	Year	401(k) Profit Sharing ($)	Health Insurance ($)	Automobile Allowance ($)	Deferred Compensation Plan ($)	Supplemented Compensation ($)	Total All Other Compensation ($)
Steven A. Tsavaris	2017	7,950	17,148	20,672		20,000	65,770
	2016	7,950	16,897	15,930	—	60,000	100,777
Carlos P. Naudon	2017	8,100	17,148	21,649	60,500	18,333	125,730
	2016	—	16,897	22,180	55,000	55,000	149,077
Frank Perez	2017	—	13,214	—	—	—	13,214
Mario Pastorino (3)	2016	6,534	16,897	—	—	—	23,431

(1)	Represents discretionary cash bonuses; which were paid during the years ending December 31, 2017 and 2016.
(2)	A break-down of the various elements of compensation in this column is set forth in the following table.
(3)	Mr. Pastorino’s employment with Ponce De Leon Federal Bank terminated effective December 31, 2016. In connection with Mr. Pastorino’s termination of employment with the Ponce De Leon Federal Bank, Ponce De Leon Federal Bank and Mr. Pastorino entered into a settlement and general release agreement. This agreement provided for a severance payment to Mr. Pastorino of $144,000 to be paid over a nine month period from January 2017 to September 2017, together with continued medical insurance coverage for the same period of time. Mr. Pastorino agreed to release Ponce De Leon Federal Bank from all claims, keep confidential all non-public information as to which he has knowledge, and not make derogatory comments about Ponce De Leon Federal Bank and its directors, officers and employees.

Employment Agreements

Ponce Bank.    Ponce Bank has entered into employment agreements with Steven A. Tsavaris, Carlos P. Naudon and Frank Perez. The agreements reflect Mr. Tsavaris’ position as Chairman of the Board of Directors and Chief Executive Officer, Mr. Naudon’s position as President and Chief Operating Officer, and Mr. Perez’s position as Executive Vice President and Chief Financial Officer. The agreement with Mr. Tsavaris provides that no later than September 29, 2018, Mr. Tsavaris shall resign from the position of Chief Executive Officer of Ponce Bank and continue as Executive Chairman, a salaried officer of Ponce Bank. The agreement with Mr. Naudon provides that no later than September 29, 2018, Mr. Naudon shall relinquish the position of Chief Operating Officer of Ponce Bank, continue as President, and shall assume the position of Chief Executive Officer of Ponce Bank.

The agreements with Messrs. Tsavaris and Naudon are each for a three-year term beginning on March 16, 2017, while the agreement with Mr. Perez is for a one-year term beginning on that date. Each agreement is automatically extended for an additional year unless Ponce Bank or the executive provides a notice of nonrenewal to the other party at least 90 days prior to the end of the original or any extended term.

The employment agreements provide for minimum annual base salaries of $660,000, $600,000 and $190,000, respectively for Messrs. Tsavaris, Naudon and Perez. Each employment agreement also provides for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, four weeks paid vacation, and if the executive becomes disabled, long term disability benefits for the then remaining term of the agreement equal to 100% of the executive’s base salary. In addition, the agreements for Messrs. Tsavaris and Naudon provide for the use of an automobile and reimbursement of automobile-related expenses.

At any time, Ponce Bank may terminate an executive’s employment, with or without cause, and the executive may resign, with or without good reason. In the event Ponce Bank terminates Mr. Tsavaris or Mr. Naudon without cause or the executive resigns for good reason, as such terms are defined in the agreements, the executive will be entitled to the following severance benefits:

•	An amount equal to three times (two times in the event of resignation for good reason) the sum of (i) the executive’s annual base salary in effect at the time of his termination; and (ii) annual incentive compensation and any other compensation received by the executive for the calendar year immediately preceding termination.

•	An amount equal to the aggregate value of any shares of restricted stock, stock options or other awards issued to the executive under any plan adopted by Ponce Bank, PDL Community Bancorp or any affiliate thereof or any successor plan that are forfeited as a result of such termination, whether vested or unvested.

•	An amount equal to the pro-rata annual bonus, if any, that the executive would have earned for the year in which the termination occurs based on the achievement of applicable performance goals for such year.

•	If the executive is eligible for and elects to receive COBRA health continuation coverage, Ponce Bank will pay toward the cost of COBRA coverage for the executive and his family the amount Ponce Bank would have paid to provide health insurance to the executive if his employment had continued. Such payments shall continue for 24 months or the executive’s COBRA health continuation period, whichever ends earlier.

In the event Ponce Bank terminates Mr. Perez without cause or he resigns for good reason, Mr. Perez will be entitled to the following severance benefits:

•	An amount equal to 1.5 times (1.0 times in the event of resignation for good reason) the sum of (i) his annual base salary in effect at the time of his termination; and (ii) annual incentive compensation and any other compensation received by Mr. Perez for the calendar year immediately preceding termination.

•	An amount equal to the aggregate value of any shares of restricted stock, stock options or other awards issued to Mr. Perez under any plan adopted by Ponce Bank, PDL Community Bancorp or any affiliate thereof or any successor plan that are forfeited as a result of such termination, whether vested or unvested.

•	An amount equal to the pro-rata annual bonus, if any, that Mr. Perez would have earned for the year in which the termination occurs based on the achievement of applicable performance goals for such year.

•	If Mr. Perez is eligible for and elects to receive COBRA health continuation coverage, Ponce Bank will pay toward the cost of COBRA coverage for Mr. Perez and his family the amount Ponce Bank would have paid to provide health insurance to Mr. Perez if his employment had continued. Such payments shall continue for 24 months or Mr. Perez’s COBRA health continuation period, whichever ends earlier.

For purposes of the above severance benefits, “good reason” for resigning includes: a reduction in the executive’s base salary; a material reduction in the executive’s target annual incentive opportunity under any annual incentive compensation or incentive plan or program; a relocation of the executive’s principal place of employment outside of Bronx, Queens, Manhattan, Brooklyn, New York or Hudson County, New Jersey; a material breach by Ponce Bank of any material provision of the employment agreement; a material adverse change in the executive’s title, authority, duties or responsibilities (other than temporarily while the executive is physically or mentally incapacitated or as required by applicable law or as, contemplated by the employment agreement); a material adverse change in the reporting structure applicable to the executive; or the failure of Ponce Bank to extend the employment agreement for an additional year. In the case of Messrs. Tsavaris and Naudon, “good reason” also includes the failure of the executive to be reappointed to the Board of Directors of Ponce Bank. The basis for good reason for any executive will not constitute good reason unless the executive gives Ponce Bank notice of the basis for good reason within 30 days after the initial existence of the basis for good reason and Ponce Bank does not cure the basis for good reason within 30 days after having received such notice.

In the event Messrs. Tsavaris, Naudon or Perez’s employment is involuntarily terminated by Ponce Bank for reasons other than for cause, disability or death, or the executive voluntarily resigns for good reason, in either case after a change in control of Ponce Bank, then in lieu of the severance benefits described above the executive will be entitled to the following severance benefits:

•	An amount equal to 2.99 times his highest annual compensation for services rendered that was includible in the executive’s gross income (partial years being annualized) for the three taxable years immediately preceding the year during which the change in control occurred (or such shorter period as the executive was employed).

•	An amount equal to the aggregate value of any shares of restricted stock, stock options or other awards issued to the executive under any plan adopted by Ponce Bank, PDL Community Bancorp or any affiliate thereof or any successor plan that are forfeited as a result of such termination, whether vested or unvested.

•	If the executive is eligible for and elects to receive COBRA health continuation coverage, Ponce Bank will pay toward the cost of COBRA coverage for the executive and his family the amount Ponce Bank would have paid to provide health insurance to the executive if his employment had continued. Such payments shall continue for 24 months or the executive’s COBRA health continuation period, whichever ends earlier.

Any severance payments required under the employment agreements in connection with a change in control of Ponce Bank will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

In the event Messrs. Tsavaris, Naudon or Perez’s employment is involuntarily terminated by Ponce Bank for cause or the executive resigns without good reason, the executive shall be entitled to receive only accrued but unpaid salary, vacation pay and bonuses, plus such additional benefits as the executive may be entitled to under any employee benefit plans sponsored by Ponce Bank.

The employment agreements with Messrs. Tsavaris, Naudon and Perez each provide that during the term of the agreement and for one year thereafter, the executive is generally prohibited from:

•	competing with Ponce Bank within any county or borough in which Ponce Bank Mutual Holding Company, PDL Community Bancorp or Ponce Bank or any of their affiliates maintains or has pending as of the termination date a filing for permission to establish a branch, loan production office, or mortgage production office;

•	soliciting customers and employees of Ponce Bank; or

•	interfering with any of the contracts or relationships of the Ponce Bank Mutual Holding Company, PDL Community Bancorp, Ponce Bank or any of their affiliates with any independent contractor, customer, client or supplier.

PDL Community Bancorp and Ponce Bank Mutual Holding Company.    PDL Community Bancorp and Ponce Bank Mutual Holding Company have also entered into employment agreements with each of Messrs. Tsavaris, Naudon and Perez. The agreements reflect Mr. Tsavaris’ positions as Chairman of the Board of Directors and Chief Executive Officer of Ponce Bank Mutual Holding Company and Executive Chairman of the Board of Directors of PDL Community Bancorp, a salaried officer; Mr. Naudon’s positions as President and Chief Operating Officer of Ponce Bank Mutual Holding Company and President and Chief Executive Officer of PDL Community Bancorp; and Mr. Perez’s positions as Executive Vice President and Chief Financial Officer of Ponce Bank Mutual Holding Company and PDL Community Bancorp.

The agreements with Messrs. Tsavaris and Naudon are each for a three-year term, while the agreement with Mr. Perez is for a one-year term. All three agreements began on September 29, 2017. Each agreement is automatically extended for an additional year unless Ponce Bank Mutual Holding Company and PDL Community Bancorp or the executive provides a notice of nonrenewal to the other party at least 90 days prior to the end of the original or any extended term.

The employment agreements with Messrs. Tsavaris, Naudon and Perez each provides compensation and benefits substantially similar to those provided by the corresponding employment agreements between Ponce Bank and the executive, except that the compensation and benefits under an employment agreement with Ponce Bank Mutual Holding Company and PDL Community Bancorp are reduced by the comparable compensation and benefits provided by the corresponding employment agreement with Ponce Bank.

Deferred Compensation Plan

Ponce Bank has adopted a nonqualified deferred compensation plan that covers certain members of management or highly compensated employees designated by Ponce Bank. Mr. Naudon is the only executive currently designated to participate in the plan. Under the plan Ponce Bank periodically makes contributions to an account designated for the benefit of Mr. Naudon. Under the plan, contributions are discretionary in amount, however, the employment agreement between Ponce Bank and Mr. Naudon requires Ponce Bank to make contributions to the plan during the term of the employment agreement equal to 10% of his base salary. Ponce Bank contributed $60,500 and $55,000 for the years ended December 31, 2017 and 2016. The account is periodically credited with earnings based on investments within the account as directed by Mr. Naudon. At December 31, 2017, the total amount accrued under the plan, including earnings, was $165,500.

Amounts credited under the plan are fully vested at all times and will be distributed to Mr. Naudon upon the termination of his employment with Ponce Bank for any reason or a change in control of Ponce Bank. In the event of Mr. Naudon’s death while employed by Ponce Bank, the total amount credited under the plan for the benefit of Mr. Naudon will be distributed to his designated beneficiaries.

Benefit Plans and Agreements

401(k) Plan.    Ponce Bank maintains the Ponce De Leon Federal Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan.”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee must attain the age of 21 and will be eligible to participate in the 401(k) Plan in the quarter following thirty days of service.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2017, the salary deferral contribution limit was $18,000; provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of $24,000. In addition to salary deferral contributions, Ponce Bank may make discretionary matching contributions, discretionary profit sharing contributions or safe harbor contributions to the 401(k) Plan. Discretionary matching contributions are allocated on the basis of salary deferral contributions. Discretionary profit sharing contributions are based on three classifications set forth in the Plan: (i) Class A — Chairman, President, and Executive Vice Presidents; (i) Class B — Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; and (iii) Class C — all other eligible employees. The contribution for a class will be the same percentage of compensation for all participants in that class. If Ponce Bank decides to make a safe harbor contribution for a plan year, each participant will receive a contribution equal to 3% of his or her compensation for the plan year. Ponce Bank made a safe harbor contribution to the 401(k) Plan for the plan years ended December 31, 2017 and 2016.

A participant is always 100% vested in his or her salary deferral contributions and safe harbor contributions. Discretionary matching and profit sharing contributions are 20% vested after two years of service, plus an additional 20% for each additional year of service; so all participants are fully vested after six years of service. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the 401(k) Plan. Generally, participants will receive distributions from the 401(k) Plan upon separation from service in accordance with the terms of the plan document. Expense recognized in connection with the 401(k) Plan totaled approximately $300,000 and $265,000 for the years ended December 31, 2017 and 2016.

Pension Plan.    Ponce Bank maintains the Ponce De Leon Federal Savings Bank Retirement Income Plan, a tax-qualified defined benefit pension plan for eligible employees (the “Pension Plan”). Effective May 31, 2007, the Pension Plan was frozen. No additional benefits accrued under the Pension Plan after that date. All participants in the Pension Plan are fully vested in their benefits accrued as of that date and are entitled to receive their benefits upon retirement. We intend to terminate the Pension Plan at some point, although the exact timing of such termination is uncertain. The exact timing of the termination of the Pension Plan will depend on various factors including: our capital levels and needs, our evaluation of future interest rates and annuity cost trends, and the estimated cost to terminate the Pension Plan, as they may change from time to time. Any such termination would be conditioned upon the approval by the Pension Benefit Guaranty Corporation, the federal entity that insures pension benefits. In connection with the termination, each participant will be given the choice to receive an annuity to provide his or her benefits under the Pension Plan or a lump sum cash distribution equal to the present value of his or her accrued benefits. As of December 31, 2017, the Pension Plan had approximately $15.0 million in assets. We currently estimate that the aggregate value of termination benefits under the Pension Plan would be $16.4 million to $18.5 million. In connection with the termination and as a condition of Pension Benefit Guaranty Corporation approval, we would agree to contribute to the Pension Plan an amount equal to the value of termination benefits required in excess of the value of the Pension Plan’s assets on termination. Based on the Pension Plan’s assets and liabilities at December 31, 2017, this could require a contribution of a minimum of $1.4 million and a maximum of $3.5 million upon termination; however, the actual amount of any contribution could be higher or lower since the actual value of the aggregate termination benefits is dependent, among other things, on the then value of the Pension Plan’s assets and interest rates at the effective date of the termination of the Pension Plan.

Employee Stock Ownership Plan.    PDL Community Bancorp has adopted an employee stock ownership plan (“ESOP”) for its eligible employees and those of its affiliates. The named executive officers are eligible to participate in the ESOP just like other employees. Eligible employees will begin participation in the ESOP on the later of September 29, 2017 or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

The ESOP trustee purchased, on behalf of the ESOP, 3.92% of the total number of shares of PDL Community Bancorp common stock outstanding on September 29, 2017 (including shares issued to Ponce Bank Mutual Holding Company and our charitable foundation). The ESOP funded its stock purchase with a loan from PDL Community Bancorp in the amount of $7.24 million, which was equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Ponce Bank’s contributions to the ESOP over the 15 year term of the loan. The interest rate for the ESOP loan is 2.60%.

The trustee of the trust funding the ESOP holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after three years of service. Participants who were employed by Ponce De Leon Federal Bank immediately prior to September 29, 2017 received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Ponce Bank will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of PDL Community Bancorp.

ESOP Equalization Plan

In connection with its reorganization into a mutual holding company structure, Ponce De Leon Federal Bank adopted the Ponce Bank ESOP Equalization Plan (“Equalization Plan”), a nonqualified plan that provides notional contributions for certain executives approved by the Compensation Committee of Ponce Bank who are prevented from receiving full contributions to and allocation under the ESOP due to limitations on: (i) the maximum annual compensation that may be recognized under the ESOP for benefit computation purposes pursuant to Section 401(a)(17) of the Internal Revenue Code ($270,000 for 2017); and (ii) the maximum annual additions to the ESOP pursuant to Internal Revenue Code Section 415(b). The Equalization Plan is designed to equalize contributions and allocations for those that fall below and above these limitations. Currently, only Mr. Tsavaris and Mr. Naudon are approved to participate in the Equalization Plan. No amounts will be credited under the Equalization Plan until contributions are made to the ESOP.

A participant’s balance under the Equalization Plan will be paid to him in a single lump sum within 90 days after his termination of service. However, as required by Section 409A of the Internal Revenue Code, which governs deferred compensation plans, payments to certain specified employees of a publicly-traded corporation following separation from service cannot be paid until six months following separation from service except following the death of the participant. Any payment that would have been distributed from the Equalization Plan to such a participant during the six-month period following separation from service, will be accumulated and paid to the participant in a single lump sum as soon as administratively practicable following the end of the six-month period or the participant’s death, if applicable.

The Equalization Plan is entirely unfunded. Employees who participate in the Equalization Plan have only the rights of general unsecured creditors with respect to any rights under the Equalization Plan.

Director Compensation

Directors earn an annual fee of $48,000 per year. Directors currently receive fees of $500 per meeting for service on the committees of the board of directors. Executive officers serving on the board of directors do not receive director’s compensation for such service.

The following table sets forth for the year ended December 31, 2017 certain information as to the total remuneration we paid to our directors who were not executive officers.

Directors Compensation Table For the Year Ended December 31, 2017

Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
James C. Demetriou	60,000	—	60,000
William Feldman	54,000	23,155	77,155
Julio Gurman	54,000	23,155	77,155
Nick R. Lugo	54,000	32,922	86,922
Manuel A. Romero	54,000	9,763	63,763

Each person who serves as a director of PDL Community Bancorp also serves as a director of Ponce Bank and earns a monthly fee only in his or her capacity as a board or committee member of Ponce Bank.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of PDL Community Bancorp has approved the engagement of Mazars USA LLP to be our independent registered public accounting firm for the year ending December 31, 2018, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Mazars USA LLP for the year ending December 31, 2018. A representative of Mazars USA LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Mazars USA LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of PDL Community Bancorp and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Mazars USA LLP during the years ended December 31, 2017 and 2016.

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$155,530	$156,475
Audit-Related Fees	$478,300	$0

Audit Fees.    Audit Fees include aggregate fees billed for professional services for the audit of PDL Community Bancorp’s annual consolidated financial statements for the years ended December 31, 2017 and 2016, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during 2017, including out of pocket expenses

Audit-Related Fees.    Audit-Related Fees include fees billed for non-audit professional services rendered during the fiscal years ended December 31, 2017 and 2016, including research, correspondence, meetings and assistance relating to the mutual holding company formation and reorganization, and review of the associated stock offering materials and prospectus as filed with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to public company status, is compatible with maintaining the independence of Mazars USA LLP. The Audit Committee concluded that performing such services does not affect the independence of Mazars USA LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees billed and paid during the year ended December 31, 2017, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2018.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2019 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at PDL Community Bancorp’s administrative office, 2244 Westchester Avenue, Bronx, New York 10462, no later than December 14, 2018, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2019 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

If a stockholder does not follow the provisions of the prior paragraph, but otherwise wishes to propose new business or a director nomination, then in order to be brought before an annual meeting of stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing and received by our Corporate Secretary not less than five days prior to the date of the annual meeting.

The 2019 annual meeting of stockholders is expected to be held May 10, 2019. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than May 5, 2019. If notice is received after May 5, 2019, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF PDL COMMUNITY BANCORP’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2017 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 2244 WESTCHESTER AVENUE, BRONX, NEW YORK 10462 OR BY CALLING (718) 931-9000.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

PDL COMMUNITY BANCORP’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND THE 2017 ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE EACH AVAILABLE ON THE INTERNET AT www.proxydocs.com/PDLB.

By Order of the Board of Directors

Steven A. Tsavaris
Executive Chairman

Bronx, New York
April 13, 2018

ANNUAL MEETING OF PDL COMMUNITY BANCORP
Date:	May 10, 2018
Time:	10:00 A.M. (Local Time)
Place:	2244 Westchester Avenue, Bronx, New York, 10462

Please make your marks like this: ☒ Use dark black pencil or pen only The Board of Directors Recommends a Vote “FOR” each of proposals 1 and 2.

1:	Election of Directors	For All	Withhold All	For All Except
		☐	☐	☐
	01 James C. Demetriou	☐	☐
	02 Nick R. Lugo	☐	☐
INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(e) on the lines(s) below:

		For	Against	Abstain
2:	The ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2018; and	☐	☐	☐

such other business as may properly came before the Annual Meeting.

	Check Box if you plan to attend Annual Meeting			☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Annual Meeting of PDL Commuity Bancorp

to be held on Thursday, May 10, 2018

for Holders as of March 23, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To www.proxypush.com/PDLB		866-430-8264
• Use the Internet to vote your proxy. • Have your proxy card available when you access the above website. • Follow the prompts to vote your shares.	OR	• Use a touch-tone telephone to vote your proxy. • Have your proxy card available when you call. • Follow the voting instructions to vote your shares.
MAIL
OR	• Mark, sign and date your Proxy Card.
• Return it in the postage-paid envelope provided.

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 9, 2018.

PROXY TABULATOR FOR PDL COMMUNITY BANCORP. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — PDL Community Bancorp Annual Meeting of Stockholders May 10, 2018, 10:00 a.m. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors
Important Notice Regarding the Internet Availability of Proxy Materials

PDL Community Bancorp’s proxy statement, including the notice of the annual meeting of stockholders, and the 2017 annual report to stockholders are each available on the Internet at: www.proxydocs.com/PDLB

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 2244 Westchester Avenue, Bronx, New York on May 10, 2018 at 10:00 a.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)